Exhibit 99 (g)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Canada Southern Petroleum Ltd. (the "Company") on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Randy L. Denecky, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  March 10, 2003

By  /s/ Randy L. Denecky

             Randy L. Denecky

    President, Treasurer and Chief

Financial and Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Canada Southern Petroleum Ltd. and will be retained by Canada Southern Petroleum Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.